Exhibit 4.1

EXECUTION VERSION

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, WHICH OPINION SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

Issuance Date: May 15, 2015

HEDGEPATH PHARMACEUTICALS, INC.

Common Stock Purchase Warrant

THIS CERTIFIES THAT, for value received, Mayne Pharma Ventures Pty Ltd, an Australian company ACN 168 896 357 (the “Holder”), is entitled to subscribe for and purchase, at the Exercise Price (as defined below), from HedgePath Pharmaceuticals, Inc., a Delaware corporation (the “Company”), shares of the Company’s common stock, par value $0.0001 (the “Common Stock”), at any time prior to the five (5) year anniversary of the issuance date of this Warrant as set forth above (the “Warrant Exercise Term”).

The Company issues this Warrant in connection with that certain Securities Purchase Agreement by and between the Company and the Holder, dated on or about a date even herewith (the “Agreement”). Capitalized terms used herein and not otherwise defined shall have the definitions ascribed to such terms in the Agreement.

This Warrant is subject to the following terms and conditions:

1. Shares. The Holder has, subject to the terms set forth herein, the right to purchase up to an aggregate of Thirty-Three Million Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three (33,333,333) shares (subject to adjustment as provided herein, “Shares” and each a “Share”) of Common Stock at a per share exercise price of $0.075 (subject to adjustment as provided herein, the “Exercise Price”).

2. Exercise of Warrant.

(a) Exercise. This Warrant may be exercised by the Holder at any time prior to the expiration of the Warrant Exercise Term, in whole or in part, by delivering the notice of exercise attached as Exhibit A hereto (the “Notice of Exercise”), duly executed by the Holder to the Company at its principal office, or at such other office as the Company may designate, accompanied by payment, in cash by wire transfer of immediately available funds to the order of the Company and to an account designated by the Company (to be delivered prior to delivery of the Shares as provided for in Section 2(b) below), of the amount obtained by multiplying the number of Shares designated in the Notice of Exercise by the Exercise Price (the “Purchase Price”).

(b) Issuance of Certificates. As soon as practicable (but in no event later than three (3) Business Days) after the valid exercise of this Warrant, in whole or in part, in accordance with Section 2(a) hereof, the Company, at its expense, shall cause to be issued in the name of and delivered to the

Holder: (i) a certificate or certificates for (or, if the Shares are then registered for public resale, by delivery through the facilities of the Depository Trust Company in electronic form of) the number of fully paid and non-assessable Shares to which the Holder shall be entitled upon such exercise and, if applicable, (ii) a new warrant of like tenor to purchase all of the Shares that may be purchased pursuant to the portion, if any, of this Warrant not exercised by the Holder. The Holder shall for all purposes hereof be deemed to have become the holder of record of such Shares on the date on which the Notice of Exercise and payment of the Purchase Price in accordance with Section 2(a) hereof were delivered and made, respectively, irrespective of the date of delivery of such certificate or certificates, except that if the date of such delivery, notice and payment is a date when the stock transfer books of the Company are closed, the Holder shall be deemed to have become the holder of record of such Shares at the close of business on the next succeeding date on which the stock transfer books are open.

(c) Taxes. The issuance of the Shares upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such Shares, shall be made without charge to the Holder for any tax or other charge of whatever nature in respect of such issuance and the Company shall bear any such taxes in respect of such issuance.

3. Adjustment of Exercise Price.

(a) Adjustment for Reclassification, Consolidation, Merger, Sale or Transfer. If while this Warrant, or any portion hereof, remains outstanding and unexpired there shall be (i) a reorganization or recapitalization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation or other entity in which the Company shall not be the surviving entity, or a reverse merger in which the Company shall be the surviving entity but the shares of the Company’s capital stock outstanding immediately prior to the merger or consolidation are converted by virtue of the merger or consolidation into other property, whether in the form of securities, cash or otherwise, or (iii) a sale or transfer of the Company’s properties and assets as, or substantially as, an entirety to any other corporation or other entity in one transaction or a series of related transactions, then, as a part of such reorganization, recapitalization, merger, consolidation, sale or transfer, unless otherwise directed by the Holder, all necessary or appropriate lawful provisions shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the greatest number of shares of capital stock or other securities or property that a holder of the Shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, recapitalization, merger, consolidation, sale or transfer if this Warrant had been exercised immediately prior to such reorganization, recapitalization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 3. If the per share consideration payable to the Holder for Shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors. The foregoing provisions of this paragraph shall similarly apply to successive reorganizations, recapitalizations, mergers, consolidations, sales and transfers and to the capital stock or securities of any other corporation or other entity that are at the time receivable upon the exercise of this Warrant. In all events, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable or issuable after such reorganization, recapitalization, merger, consolidation, sale or transfer upon exercise of this Warrant.

(b) Adjustments for Split, Subdivision or Combination of Shares. If while this Warrant, or any portion hereof, remains outstanding and unexpired the Company shall subdivide (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of

Common Stock subject to acquisition hereunder, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock subject to acquisition upon exercise of this Warrant will be proportionately increased. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock subject to acquisition hereunder, then, after the record date for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock subject to acquisition upon exercise of this Warrant will be proportionately decreased.

(c) Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant, or any portion hereof, remains outstanding and unexpired, the holders of any class of securities as to which purchase rights under this Warrant exist at the time shall have received or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of such class of security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the class of security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available to it as aforesaid during said period, giving effect to all adjustments called for during such period by the provisions of this Section 3.

(d) Notice of Adjustments. Upon any adjustment of the Exercise Price and any increase or decrease in the number of Shares purchasable upon the exercise of this Warrant, then, and in each such case, the Company, within 30 days thereafter, shall give written notice thereof to the Holder at the address of such Holder as shown on the books of the Company, which notice shall state the Exercise Price as adjusted and, if applicable, the increased or decreased number of Shares purchasable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation of each.

4. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered by facsimile transmission or by e-mail transmission, or delivered against receipt to the party to whom it is to be given (a) if to the Company, at the address provided to the Holder, or (b) if to the Holder, at the address set forth in the Company’s records (or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 4). Any notice or other communication given by certified mail shall be deemed given at the time of receipt thereof.

5. Legends. Each certificate evidencing the Shares issued upon exercise of this Warrant shall be stamped or imprinted with a legend substantially in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS

EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

6. Removal of Legend. Upon request of a holder of a certificate with the legends required by Section 5 hereof, the Company shall issue to such holder a new certificate therefor free of any transfer legend, if, with such request, the Company shall have received an opinion of counsel satisfactory to the Company in form and substance to the effect that any transfer by such holder of the Shares evidenced by such certificate will not violate the Act or any applicable state securities laws.

7. Fractional Shares. No fractional Shares will be issued in connection with any exercise hereunder. Instead, the Company shall round up, as nearly as practicable to the nearest whole Share, the number of Shares to be issued.

8. Rights of Stockholders. Except as expressly provided in Section 3(c) hereof, the Holder, as such, shall not be entitled to vote or receive dividends or be deemed the holder of any of the Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or otherwise until this Warrant shall have been exercised, in whole or in part, and the Shares purchasable upon such exercise hereof shall have been issued, as provided herein.

9. Transfer. This Warrant and the Shares may be offered for sale, sold, transferred, pledged or assigned without the consent of the Company, provided that any such offer, sale, transfer, pledge or assignment must be undertaken in accordance with Section 6.1 of the Agreement and applicable law, rule and regulation.

10. Miscellaneous.

(a) This Warrant and disputes arising hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to agreements made and to be performed wholly within such State, without regard to its conflict of law rules.

(b) In the event of any dispute, claim, question or disagreement arising from or relating to this Warrant or the breach thereof, the parties hereto agree to settle the dispute, claim, question or disagreement by arbitration before a single arbitrator in Atlanta, Georgia, selected by, and such arbitration to be administered by, the American Arbitration Association (“AAA”) in accordance with its International Arbitration Rules, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Each of the parties hereto agrees and acknowledges that all disputes between or among them are subject to the alternative dispute resolution procedures of this Section 10(b). Each of the parties hereto agrees that any aspect of alternative dispute resolution not specifically covered in this Warrant shall be covered, without limitation, by the applicable AAA rules and procedures. Each of the parties hereto further agrees that any determination by the arbitrator regarding any dispute, claim, question or disagreement arising from or relating to this Warrant shall be final and binding upon the parties hereto and shall not be subject to further appeal.

(c) The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

(d) The covenants of the respective parties contained herein shall survive the execution and delivery of this Warrant.

(e) The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or permitted assigns of the Company and of the Holder or holder of the Shares issued or issuable upon the exercise hereof.

(f) This Warrant and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject hereof.

(g) The Company shall not, by amendment of its Certificate of Incorporation or Bylaws, or through any other means, directly or indirectly, avoid or seek to avoid the observance or performance of any of the terms of this Warrant and shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder contained herein against impairment.

(h) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company, at its expense, will execute and deliver to the Holder, in lieu thereof, a new warrant of like date and tenor.

(i) This Warrant and any provision hereof may be amended, waived or terminated only by an instrument in writing signed by the Company and the Holder.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

HEDGEPATH PHARMACEUTICALS, INC.

By:	/s/ Nicholas J. Virca
Name:	Nicholas J. Virca
Title:	President and Chief Executive Officer

Signature Page to Mayne Pharma Ventures Pty Ltd 2015 Warrant

Exhibit A

NOTICE OF EXERCISE

TO:	HedgePath Pharmaceuticals, Inc.

Attention: President

The undersigned hereby elects to purchase                  shares (“Shares”) of Common Stock of HedgePath Pharmaceuticals, Inc. (the “Company”) pursuant to the terms of this Warrant, and tenders herewith payment of the purchase price of such Shares in full.

Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

Name:

Address:

The undersigned hereby represents and warrants the following:

(a) He/she/it (i) has such knowledge and experience in financial and business affairs that he/she/it is capable of evaluating the merits and risks involved in purchasing the Shares, (ii) is able to bear the economic risks involved in purchasing the Shares, and (iii) is an “accredited investor,” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended;

(b) In making the decision to purchase the Shares, he/she/it has relied solely on independent investigations made by him/her/it and has had the opportunity to ask questions of, and receive answers from, the Company concerning the Shares, the financial condition, prospective business and operations of the Company and has otherwise had an opportunity to obtain any additional information, to the extent that the Company possesses such information or could acquire it without unreasonable effort or expense;

(c) His/her/its overall commitment to investments that are not readily marketable is not disproportionate to his/her/its net worth and income, and the purchase of the Shares will not cause such overall commitment to become disproportionate; he/she/it can afford to bear the loss of the purchase price of the Shares;

(d) He/she/it has no present need for liquidity in his/her/its investment in the Shares; and

(e) He/she/it acknowledges that the transaction contemplated in connection with the purchase of the Shares has not been reviewed or approved by the Securities and Exchange Commission or by any administrative agency charged with the administration of the securities laws of any state, and that no such agency has passed on or made any recommendation or endorsement of any of the securities contemplated hereby.

(Signature)

(Date)

Exhibit B

FORM OF ASSIGNMENT

FOR VALUE RECEIVED,                                  hereby sells, assigns and transfers to each assignee set forth below all of the rights of the undersigned under the Warrant (as defined in and evidenced by the attached Warrant) to acquire the number of Shares set opposite the name of such assignee below and in and to the foregoing Warrant with respect to said acquisition rights and the Shares issuable upon exercise of the Warrant:

Name of Assignee	Address	Number of Shares

If the total of the Shares described above are not all of the Shares evidenced by the foregoing Warrant, the undersigned requests that a new warrant evidencing the right to acquire the Shares not so assigned be issued in the name of and delivered to the undersigned.

Name of Holder (print):

(Signature):

(By:)

(Title:)

Dated: